UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 5, 2007 SunTrust Banks, Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) among the Company and SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $500,000,000 aggregate principal amount of 6.000% Senior Notes due 2017 (the “Transaction”).

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction that are to be incorporated by reference into its Registration Statement on Form S-3ASR (Registration No. 333-137101).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement

4.1	Senior Indenture dated as of September 10, 2007 by and between SunTrust Banks, Inc. and U.S. Bank National Association, as Trustee

4.2	Form of Note for 6.000% Senior Notes due 2017

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.

Date: September 10, 2007	By:	/s/ David A. Wisniewski
David A. Wisniewski
Group Vice President